

<ARTICLE>                                                      UT
<LEGEND>     THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
             EXTRACTED FROM THE UNAUDITED FINANCIAL STATEMENTS OF
             WISCONSIN ENERGY CORPORATION FOR THE SIX MONTHS
             ENDED JUNE 30, 1998 AND IS QUALIFIED IN ITS ENTIRETY
             BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
             THIS SCHEDULE REFLECTS RECLASSIFICATION OF AMOUNTS
             TO CONFORM TO THE COMPANY'S CURRENT FINANCIAL
             STATEMENT PRESENTATION.
<MULTIPLIER>                                                 1,000

<CURRENCY>                                             U.S.DOLLARS
<FISCAL-YEAR-END>                                      DEC-31-1998
<PERIOD-START>                                         JAN-01-1998
<PERIOD-END>                                           JUN-30-1998
<PERIOD-TYPE>                                                6-MOS
<EXCHANGE-RATE>                                                  1
<BOOK-VALUE>                                              PER-BOOK
<TOTAL-NET-UTILITY-PLANT> <F1>                           3,198,156
<OTHER-PROPERTY-AND-INVEST> <F2>                           935,898
<TOTAL-CURRENT-ASSETS>                                     546,806
<TOTAL-DEFERRED-CHARGES>                                         0
<OTHER-ASSETS>                                             432,800
<TOTAL-ASSETS>                                           5,113,660
<COMMON>                                                     1,153
<CAPITAL-SURPLUS-PAID-IN>                                  748,985
<RETAINED-EARNINGS>                                      1,123,788
<TOTAL-COMMON-STOCKHOLDERS-EQ>                           1,873,926
<PREFERRED-MANDATORY>                                            0
<PREFERRED>                                                 30,450
<LONG-TERM-DEBT-NET>                                     1,265,667
<SHORT-TERM-NOTES>                                         155,574
<LONG-TERM-NOTES-PAYABLE>                                  302,290
<COMMERCIAL-PAPER-OBLIGATIONS>                               4,977
<LONG-TERM-DEBT-CURRENT-PORT>                               67,126
<PREFERRED-STOCK-CURRENT>                                        0
<CAPITAL-LEASE-OBLIGATIONS>                                157,360
<LEASES-CURRENT>                                            21,123
<OTHER-ITEMS-CAPITAL-AND-LIAB>                           1,235,167
<TOT-CAPITALIZATION-AND-LIAB>                            5,113,660
<GROSS-OPERATING-REVENUE>                                  991,253
<INCOME-TAX-EXPENSE>                                        39,325
<OTHER-OPERATING-EXPENSES>                                 830,886
<TOTAL-OPERATING-EXPENSES>                                 830,886
<OPERATING-INCOME-LOSS>                                    160,367
<OTHER-INCOME-NET>                                          15,824
<INCOME-BEFORE-INTEREST-EXPEN> <F3>                        176,191
<TOTAL-INTEREST-EXPENSE> <F4>                               58,964
<NET-INCOME>                                                77,902
<PREFERRED-STOCK-DIVIDENDS> <F5>                                 0
<EARNINGS-AVAILABLE-FOR-COMM>                               77,902
<COMMON-STOCK-DIVIDENDS>                                    87,471
<TOTAL-INTEREST-ON-BONDS>                                        0
<CASH-FLOW-OPERATIONS>                                     254,686
<EPS-BASIC>                                                 0.69
<EPS-DILUTED>                                                 0.69

<F1>    Total Net Utility Plant is $3,433,915 of net property,
        plant and equipment less $235,759 of net non-utility
        property.
<F2>    Other Property and Investments is $700,139 of investments
        plus $235,759 of net non-utility property.
<F3>    Income before interest expense and income taxes.
<F4>    Total Interest Expense includes $601 of preferred dividend requirements of subsidiary.
<F5>    Preferred Stock Dividends are included in Total Interest
        Expense.
See financial statements and notes in the accompanying 10-Q.

